DERIVED INFORMATION [10/18/06]

[$1,117,225,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,128,725,100]
Total Certificates Offered & Non-Offered

(Approximate)
Home Equity Pass-Through Certificates, Series 2006-8
Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date. Approximately 14.3% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Please populate column D (&E) with the corresponding pool characteristics in Column B.

-  For values in currency format, omit $.

-  For values in percentage format, provide data to 3 decimal places and omit %.

-  For WAC Net Rate, subtract servicing fee, trustee fee, and initial MI fee.

-  For MI Flag, Y or N.

	Deal Name		Data
Collateral Characteristics	Pool Balance		$1,145,444,769
	# of Loans	#	6,081
	Avg Prin Balance		$188,365
	WAC	%	8.33
	WA Net Rate	%	7.81
	WAM	#	351
	Seasoning	#	3
	Second Liens	%	4.6
	WA CLTV	%	87.4
	WA FICO	#	629
	Prepay Penalties	%	77.3
Arm Characteristics	WAC (Arms only)%		8.19
	WAM (Arms only)	#	357
	WA Margin	%	6.06
	WA Initial Cap	%	2.54
	WA Periodic Cap	%	1.09
	WA Cap	%	14.16
	WA Months to Roll	#	24
Loan Type	Fixed	%	24.8
	Balloons	%	47.3
	2/28 Arms	%	58.8
	3/27 Arms	%	15.2
	Other Hybrid Arms	%	1.2
Index	1-Month LIBOR	%	0.0
	6-Month LIBOR	%	75.2
	Other Index	%	0.0
Loan Purpose	Purchase	%	40.9
	Cash-Out Refi	%	52.8
	Rate-Term Refi	%	6.3
	Debt Consolidation	%	0.0
Occupancy Status	Owner	%	96.0
	Second Home	%	0.9
	Investor	%	3.2
Property Type	Single Family	%	74.8
	2-4 Family	%	5.9
	PUD	%	13.7
	MH	%	0.0
	Condo	%	5.7
Doc Type	Full Doc	%	59.5
	Stated Doc	%	26.2
	Limited Doc	%	14.1
	No Doc	%	0.2
MI Data	MI Flag	Y/N	N
	% of Pool Covered	%	0.0
	Effective LTV	%	0.0

FICO Distribution	FICO <460%		0.0
	FICO 460-479%		0.0
	FICO 480-499%		0.0
	FICO 500-519%		2.4
	FICO 520-539%		3.9
	FICO 540-559%		6.3
	FICO 560-579%		6.7
	FICO 580-599%		12.0
	FICO 600-619%		14.0
	FICO 620-639%		13.1
	FICO 640-659%		13.4
	FICO 660-679%		9.6
	FICO 680-699%		6.9
	FICO 700-719%		4.6
	FICO 720-739%		3.3
	FICO 740-759%		2.3
	FICO >760%		1.7

WA DTI

DTI Distribution	DTI <10.00%		0.9
	DTI 10.00-19.99%		1.8
	DTI 20.00-29.99%		6.6
	DTI 30.00-39.99%		20.0
	DTI 40.00-49.99%		58.5
	DTI 50.00-59.99%		12.2
	DTI 60.00-69.99%		0.0
	DTI >=70.00%		0.0
	Unknown	%	0.0

LTV Distribution	LTV <20%		0.1
	LTV 20.01-30%		0.2
	LTV 30.01-40%		0.4
	LTV 40.01-50%		1.4
	LTV 50.01-60%		3.2
	LTV 60.01-70%		8.1
	LTV 70.01-80%		53.2
	LTV 80.01-90%		22.7
	LTV 90.01-100%		10.8
	LTV >100%		0.0

			Count	Balance	%
Loan Balance Distribution	$ 0-25,000	# & %	134	2,880,953	0.3
	$ 25,001-50,000	# & %	374	14,570,146	1.3
	$ 50,001-75,000	# & %	661	41,825,787	3.7
	$ 75,001-100,000	# & %	651	57,322,714	5.0
	$ 100,001-150,000	# & %	1179	146,284,601	12.8
	$ 150,001-200,000	# & %	907	157,964,107	13.8
	$ 200,001-250,000	# & %	671	150,625,124	13.1
	$ 250,001-300,000	# & %	432	118,922,627	10.4
	$ 300,001-350,000	# & %	328	106,439,150	9.3
	$ 350,001-400,000	# & %	252	94,474,066	8.2
	$ 400,001-450,000	# & %	167	71,306,980	6.2
	$ 450,001-500,000	# & %	118	56,259,383	4.9
	$ 500,001-550,000	# & %	73	38,302,759	3.3
	$ 550,001-600,000	# & %	49	28,199,558	2.5
	$ 600,001-650,000	# & %	36	22,515,498	2.0
	$ 650,001-700,000	# & %	18	12,210,278	1.1
	$ 700,001-750,000	# & %	10	7,351,153	0.6
	$ 750,001-800,000	# & %	7	5,389,354	0.5
	$ 800,001-850,000	# & %	5	4,103,026	0.4
	$ 850,001-900,000	# & %	2	1,772,096	0.2
	$ 900,001-950,000	# & %	3	2,762,000	0.2
	$ 950,001-1,000,000	# & %	3	2,915,408	0.3
	> $ 1,000,001	# & %	1	1,048,000	0.1

Geographic Distribution	AK	%	0.1
	AL	%	0.5
	AR	%	0.2
	AZ	%	3.5
	CA	%	32.7
	CO	%	1.5
	CT	%	0.9
	DC	%	0.3
	DE	%	0.1
	FL	%	10.0
	GA	%	2.3
	HI	%	0.3
	IA	%	0.4
	ID	%	0.9
	IL	%	5.2
	IN	%	0.6
	KS	%	0.5
	KY	%	0.5
	LA	%	0.4
	MA	%	1.0
	MD	%	4.0
	ME	%	0.3
	MI	%	1.8
	MN	%	1.0
	MO	%	1.1
	MS	%	0.4
	MT	%	0.1
	NC	%	1.5
	ND	%	0.0
	NE	%	0.1
	NH	%	0.2
	NJ	%	2.4
	NM	%	0.4
	NV	%	2.4
	NY	%	3.9
	OH	%	2.7
	OK	%	0.3
	OR	%	2.2
	PA	%	1.9
	RI	%	0.2
	SC	%	0.7
	SD	%	0.0
	TN	%	1.1
	TX	%	1.0
	UT	%	0.9
	VA	%	2.3
	VT	%	0.0
	WA	%	4.5
	WI	%	0.6
	WV	%	0.2
	WY	%	0.1

loan_no	Balance	WAC	FICO	LTV	Occupancy	Purpose	Property Type	State	City	ZIP	DTI	Documentation
408863293	689,669.55	8.99	577	90.0	P	CO	SFR	IL	ELMHURST	60126	49.74	FULL
408532656	777,296.44	9.05	690	95.0	P	CO	SFR	CA	CERRITOS	90703	48.45	STATED
408864842	741,495.73	9.95	615	90.0	P	P	PUD	VA	CHESTERFIELD	23838	36.28	RED
408801386	610,771.67	7.25	650	75.0	P	P	PUD	OR	PORTLAND	97236	19.58	FULL
408863114	806,068.39	10.05	619	85.0	S	CO	SFR	NV	GLENBROOK	89413	36.05	STATED
408802805	607,598.63	8.93	625	80.0	P	P	SFR	CA	ANAHEIM	92807	45.29	STATED
408864425	873,000.00	9.80	713	90.0	P	P	SFR	CA	LOS ALAMITOS AREA	90720	46.07	RED
409109601	602,999.99	8.45	643	90.0	P	RT	SFR	CA	LOS ANGELES (SYLMAR AREA)	91342	31.26	STATED
408556770	899,095.72	7.87	603	72.0	P	CO	SFR	WA	BELLEVUE	98006	55.49	FULL
409344196	754,819.16	8.45	770	80.0	P	P	SFR	FL	WINTER PARK	32789	42.86	RED
408864789	634,999.97	9.19	589	93.4	P	CO	SFR	CA	CORONA	92880	50.65	FULL
408532675	678,879.27	6.75	641	80.0	P	CO	SFR	CA	EL CAJON	92019	45.90	FULL
408864320	696,909.78	8.54	586	76.2	P	CO	PUD	OR	BEAVERTON	97007	41.24	FULL
408800422	811,903.97	8.88	615	75.0	P	CO	SFR	CA	MOUNTAIN VIEW	94040	5.40	FULL
408556787	613,970.19	7.50	645	75.0	P	P	SFR	CA	SAN CARLOS	94070	55.42	FULL
409039434	1,047,999.99	6.95	721	63.3	P	CO	SFR	NY	WEST NYACK	10994	38.34	RED
409344156	760,000.01	8.65	670	80.0	P	P	SFR	OH	COLUMBUS	43203	41.27	RED
408802807	919,221.18	8.07	703	80.0	P	P	SFR	CA	ENCINO	91316	38.50	FULL
408800912	919,325.18	7.25	679	80.0	P	P	PUD	NC	CORNELIUS	28031	37.90	FULL
409131484	618,466.54	8.95	602	70.0	P	CO	SFR	NY	HUNTINGTON STATION	11746	47.34	FULL
408725761	618,799.98	7.55	690	80.0	P	P	SFR	CA	VENTURA	93065	39.79	RED
408528606	668,956.61	7.75	666	74.4	P	P	PUD	CA	ROWLAND HEIGHTS	91748	45.48	STATED
408800380	650,000.00	6.00	688	74.3	P	CO	2F	CA	SAN JOSE	95110	45.20	FULL
408501734	715,499.13	7.70	778	100.0	P	P	SFR	CA	SAN FRANCISCO	94116	32.01	FULL
408800706	783,470.40	8.38	662	80.0	P	CO	SFR	CA	SANTA BARBARA	93103	49.20	STATED
408865399	650,000.00	6.84	757	69.9	P	CO	SFR	CA	LOS ANGELES	91304	41.23	NINA
408864300	672,000.00	7.99	716	80.0	P	P	PUD	CA	MURRIETA	92562	40.60	STATED
408863613	604,999.99	8.09	605	67.2	P	CO	PUD	CA	LAKE FOREST	92630	39.91	STATED
409343925	643,108.48	9.20	640	90.0	P	CO	SFR	CA	TRACY	95377	50.00	STATED
408800406	672,313.73	7.63	637	75.0	P	P	PUD	CA	HAYWARD	94545	53.40	FULL
408863674	618,813.89	9.69	539	80.0	P	CO	PUD	FL	WEST PALM BEACH	33401	43.01	FULL
408528092	748,951.09	7.34	583	71.4	P	CO	SFR	CA	NUEVO	92567	6.73	FULL
409343941	624,641.78	9.40	710	100.0	P	CO	SFR	IL	CHICAGO	60624	44.80	STATED
408501699	638,928.44	7.50	669	80.0	P	P	SFR	CA	SAN JOSE	95123	45.78	RED
408863220	654,959.76	10.24	648	85.0	I	CO	3-4F	CA	HUNTINGTON PARK	90255	41.81	STATED
408869836	638,744.70	10.59	592	90.0	P	CO	SFR	CA	FREMONT	94555	45.32	STATED
409571361	825,514.81	7.93	555	70.0	P	CO	SFR	CA	SAN JOSE	95132	35.63	FULL
409109577	818,513.40	6.50	696	68.9	P	RT	PUD	CA	MURRIETA	92562	44.16	STATED
408801008	637,170.31	8.25	594	80.3	P	P	SFR	GA	JONESBORO	30236	49.70	FULL
408800723	618,256.09	6.99	614	75.0	P	P	PUD	CA	PALMDALE	93551	49.53	FULL
409237046	955,698.73	7.99	678	75.0	P	P	SFR	CA	LOS ANGELES	90027	42.39	RED
408802783	640,000.00	7.65	620	80.0	P	P	SFR	CA	LONG BEACH	90807	50.65	RED
408864195	664,205.63	7.89	629	95.0	P	CO	PUD	MD	BOWIE	20720	42.78	FULL
408725174	695,052.56	7.88	645	70.0	P	P	SFR	NJ	BERGEN	7458	12.13	FULL
408869795	619,418.68	7.72	590	80.0	P	CO	SFR	WA	ENUMCLAW	98022	48.70	FULL
409343981	630,000.00	9.99	751	100.0	P	P	SFR	CA	FREMONT	94538	49.48	RED
409344265	607,596.60	7.50	782	80.0	P	P	SFR	CA	OAKLAND	94609	43.46	RED
408532657	747,961.74	7.99	598	79.0	P	CO	SFR	CA	SANTA ROSA	95401	45.36	FULL
409109593	629,716.32	6.45	727	65.6	P	RT	SFR	CA	LOS ANGELES (SHERMAN OAKS AREA)	91423	47.40	STATED
408864598	619,947.70	8.90	607	85.0	P	CO	SFR	CA	PLACENTIA	92870	45.27	STATED
408865340	611,664.65	9.55	591	85.0	P	CO	SFR	CA	LONG BEACH	90815	48.00	STATED
409109537	691,695.65	7.39	578	85.0	P	CO	PUD	NC	FUQUAY VARINA	27526	31.18	FULL
408864805	612,000.00	10.40	643	85.0	I	CO	SFR	IL	CHICAGO	60625	47.64	STATED
408528610	628,000.00	9.75	637	80.0	P	P	SFR	CA	LOS ANGELES	90045	17.68	RED
408532660	697,500.01	7.25	676	90.0	P	P	SFR	CA	LA PUENTE	91746	45.12	FULL
408851536	674,562.90	8.99	741	90.0	I	CO	PUD	AZ	SCOTTSDALE	85254	41.81	RED
408800366	745,552.81	6.50	690	75.0	P	P	SFR	CA	SAN FRANCISCO	94118	53.40	FULL
409109705	748,607.02	6.38	728	64.3	P	CO	SFR	CO	CASTLE ROCK	80104	44.63	STATED
408863174	663,623.42	9.99	552	95.0	P	CO	SFR	CA	LOS ANGELES	91307	30.23	FULL
408800707	650,000.00	6.75	674	79.4	P	P	SFR	CA	WEST HILLS	91307	41.18	FULL
408528194	681,732.01	7.32	694	77.4	S	CO	SFR	UT	DUCK CREEK VILLAGE	84762	45.12	FULL
408864914	923,453.68	8.94	621	68.5	P	CO	SFR	NY	GARDEN CITY	11530	51.27	STATED
408865055	647,099.98	7.30	619	90.0	P	CO	SFR	CA	DOWNEY	90241	18.99	FULL
408800431	960,000.00	7.25	751	80.0	P	P	PUD	CA	GILROY	95020	51.74	FULL
409571370	731,614.33	8.30	630	80.0	P	P	SFR	MO	SAINT LOUIS	63141	34.97	FULL
408851508	616,664.83	9.95	678	95.0	P	CO	SFR	AZ	PHOENIX	85086	0.00	NINA
408800942	777,768.15	6.25	689	78.0	P	RT	SFR	NC	MATTHEWS	28104	41.12	FULL
409109317	750,000.00	6.99	800	88.2	P	CO	PUD	PA	WEST CHESTER	19382	49.19	FULL
408800732	609,204.68	7.63	691	80.0	P	P	2F	CA	MAMMOTH LAKES	93546	43.30	STATED
408800430	658,036.34	7.38	662	73.2	P	CO	SFR	CA	PALM DESERT	92260	35.90	FULL
409236848	635,199.99	7.25	693	80.0	P	CO	SFR	CA	SAN BERNADINO	91739	19.32	FULL
409344307	611,770.54	9.45	541	90.0	P	CO	PUD	CA	LA QUINTA	92253	49.27	FULL
408865422	644,328.06	7.35	592	74.1	P	CO	SFR	CA	NORTHRIDGE AREA	91325	45.00	FULL
408864731	841,025.52	8.00	610	92.0	P	CO	SFR	CA	ANAHEIM	92808	42.71	STATED
408863943	612,000.00	8.09	634	80.0	P	P	SFR	CA	DOWNEY	90240	44.99	FULL
408870096	694,560.86	7.90	648	80.0	P	CO	3-4F	MA	JAMAICA PLAIN	2130	41.70	RED
409344007	756,000.00	7.85	692	80.0	P	P	PUD	FL	PARKLAND	33076	35.50	RED
409616554	711,471.59	7.50	667	80.0	P	CO	PUD	OR	HAPPY VALLEY	97086	49.57	STATED
409616480	780,000.00	7.25	690	80.0	P	CO	PUD	WA	BELLEVUE	98007	8.44	FULL
409616365	660,000.00	8.70	647	80.0	P	CO	PUD	CA	CHULA VISTA	91913	46.01	STATED
409616497	695,619.67	9.00	747	80.0	P	P	SFR	MI	FRANKLIN	48025	49.97	STATED
409616550	710,000.00	8.60	674	97.3	P	CO	SFR	CA	MENIFEE	92584	49.01	FULL
409616407	999,709.38	7.95	657	63.5	P	P	SFR	CA	GLENDALE	91208	46.39	FULL
409616296	635,001.62	7.70	623	80.0	P	P	SFR	CA	SAN FRANCISCO	94132	46.88	FULL
409616389	623,613.34	8.39	653	80.0	P	P	SFR	FL	MIAMI	33175	54.66	FULL

Please fill out chart with the appropriate characteristics for each rep line.  Please note '% of total IO' should add up to 100%.

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WAC	WA Margin	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	24	6	1,765,881	294,313	1.1	0.2	7.8	5.1	630.0	74.0	100.0	24.4	0.0	41.4	80.5
2/28 ARM 36 Month IO	0	0	-	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
2/28 ARM 60 Month IO	60	338	107,790,133	318,906	65.6	9.4	7.8	5.7	666.0	79.9	96.7	56.9	2.2	42.8	41.6
2/28 ARM 120 Month IO	120	18	6,859,462	381,081	4.2	0.6	7.4	5.9	642.0	81.2	100.0	68.2	0.0	43.3	65.5
3/27 ARM 24 Month IO	0	0	-	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
3/27 ARM 36 Month IO	36	1	146,956	146,956	0.1	0.0	7.8	7.8	570.0	70.0	100.0	100.0	0.0	41.8	0.0
3/27 ARM 60 Month IO	60	86	25,913,043	301,314	15.8	2.3	7.8	5.5	675.0	83.7	99.4	45.4	0.0	42.9	53.1
3/27 ARM 120 Month IO	120	4	1,367,000	341,750	0.8	0.1	7.6	5.3	635.0	74.0	100.0	19.6	0.0	30.9	80.4
5/25 ARM 60 Month IO	60	22	6,746,404	306,655	4.1	0.6	7.1	5.3	708.0	78.1	94.8	66.8	3.0	44.5	59.8
5/25 ARM 120 Month IO	0	0	-	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
10/20 ARM 60 Month IO	0	0	-	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
10/20 ARM 120 Month IO	0	0	-	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
30 Fixed IO	60	46	13,616,415	296,009	8.3	1.2	7.5	0.0	659.0	75.1	100.0	25.2	0.0	40.9	54.3
15 Fixed IO	0	0	0	0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other IO	0	0	0	0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Totals:	63	521	164,205,293	315,173	100.0	14.4	7.7	5.6	667.0	80.0	97.6	52.7	1.6	42.6	46.9

Please fill out with total value dollars for loans in the pool that fall into teach cell of the matrix.

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5+%
2/28 ARM 24 Month IO	-	-	811,500	-	954,381	-	-	-	-
2/28 ARM 36 Month IO	-	-	-	-	-	-	-	-	-
2/28 ARM 60 Month IO	-	9,880,042	45,436,231	-	52,473,859	-	-	-	-
2/28 ARM 120 Month IO	-	-	-	-	6,001,862	-	-	-	857,600
3/27 ARM 24 Month IO	-	-	-	-	-	-	-	-	-
3/27 ARM 36 Month IO	-	-	-	-	146,956	-	-	-	-
3/27 ARM 60 Month IO	-	7,856,122	8,453,983	-	9,602,938	-	-	-	-
5/25 ARM 60 Month IO	-	2,425,879	370,000	-	3,950,525	-	-	-	-
Other IO	-	-	-	-	1,099,000	-	-	-	268,000
	0	20,162,043	55,071,714	0	74,229,521	0	0	0	1,125,600

Please provide a breakdown of percentages for each cell of the matrix for loans that fall within the appropriate category brokendown between loans with MI and loans without MI as well as the loan count for each breakdown in the matrices below.  The sum of the percentages for the with MI and without MI percentages should equal 100%.  The sum of the loans in the matrices below should equal the number of loans in the pool.  If FICO is not available for loan, default to <450 bucket.  If deal does not have MI, provide data for the entire pool in the "Loans without MI" matrix.

Percentage by range					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0.00%	0.00%	0.03%	0.02%	0.01%	0.00%	0.01%	0.00%
	20-30	0.00%	0.00%	0.06%	0.02%	0.09%	0.02%	0.00%	0.02%
	30-40	0.00%	0.00%	0.05%	0.22%	0.05%	0.09%	0.00%	0.00%
	40-50	0.00%	0.00%	0.32%	0.55%	0.19%	0.13%	0.10%	0.00%
LTVs	50-60	0.00%	0.00%	0.70%	0.98%	0.64%	0.34%	0.12%	0.19%
	60-70	0.00%	0.02%	1.40%	1.99%	1.78%	0.63%	0.53%	0.11%
	70-80	0.00%	0.01%	2.52%	5.14%	8.35%	5.15%	1.04%	0.28%
	80-90	0.00%	0.05%	3.58%	8.52%	15.06%	11.82%	5.32%	1.58%
	90-100	0.00%	0.01%	0.75%	5.32%	8.02%	3.77%	1.79%	0.53%
	>100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Sum	100.00%
					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	20-30	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	30-40	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	40-50	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
LTVs	50-60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	60-70	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	70-80	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	80-90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	90-100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	>100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Sum	0.00%

Loan Count					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	3	2	2	0	1	0
	20-30	0	0	7	3	10	2	0	1
	30-40	0	0	7	17	6	5	0	0
	40-50	0	0	23	41	11	7	6	0
LTVs	50-60	0	0	43	61	41	19	6	7
	60-70	0	1	91	126	97	26	14	3
	70-80	0	1	175	294	459	248	51	13
	80-90	0	4	267	524	808	535	224	59
	90-100	0	2	48	482	683	342	142	31
	>100	0	0	0	0	0	0	0	0
	#	6081

					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	0	0	0	0	0	0
	20-30	0	0	0	0	0	0	0	0
	30-40	0	0	0	0	0	0	0	0
	40-50	0	0	0	0	0	0	0	0
LTVs	50-60	0	0	0	0	0	0	0	0
	60-70	0	0	0	0	0	0	0	0
	70-80	0	0	0	0	0	0	0	0
	80-90	0	0	0	0	0	0	0	0
	90-100	0	0	0	0	0	0	0	0
	>100	0	0	0	0	0	0	0	0
	#	0